DANA F. GUZZO
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
      Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of
Roselyn R. Bar and M. Guy Brooks, III, each acting
individually, as the undersigned?s true and lawful
attorney-in-fact, with full power and authority as
hereinafter described on behalf of and in the name,
place and stead of the undersigned to:
      (1)	prepare, execute, acknowledge, deliver
and file Forms?3, 4, and 5  and any related documents,
including Form 144 (including amendments to any of the
foregoing)  with respect to the securities of Martin
Marietta Materials, Inc., a North Carolina corporation
(the ?Company?), with the United States Securities and
Exchange Commission, any national securities exchanges
and the Company, as considered necessary or advisable
under Section?16(a) of the Securities Exchange Act of
1934 and the rules and regulations promulgated
thereunder, as amended from time to time
(the ?Exchange Act?);
      (2)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information on transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees,
and the undersigned hereby authorizes any such person
to release any such information to the undersigned
and approves and ratifies any such release of
information; and
      (3)	perform any and all other acts which
in the discretion of such attorney-in-fact are
necessary or desirable for and on behalf of the
undersigned in connection with the foregoing.
      The undersigned acknowledges that:
      (1)	this Power of Attorney authorizes,
but does not require, each such attorney-in-fact to
act in their discretion on information provided to
such attorney-in-fact without independent
verification of such information;
      (2)	any documents prepared and/or
executed by either such attorney-in-fact on behalf
of the undersigned pursuant to this Power of Attorney
will be in such form and will contain such information
and disclosure as such attorney-in-fact, in his or her
discretion, deems necessary or desirable;
      (3)	neither the Company nor either of such
attorneys-in-fact assumes (i) any liability for the
undersigned's responsibility to comply with the
requirement of the Exchange Act, (ii) any liability of
the undersigned for any failure to comply with such
requirements, or (iii) any obligation or liability of
the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and
      (4)	this Power of Attorney does not
relieve the undersigned from responsibility for
compliance with the undersigned?s obligations under
the Exchange Act,
including without limitation the reporting
requirements under Section 16 of the Exchange Act.
      The undersigned hereby gives and grants each
of the foregoing attorneys-in-fact full power and
authority to do and perform all and every act and
thing whatsoever requisite, necessary or
appropriate to be done in and about the
foregoing matters as fully to all intents
and purposes as the undersigned might or could do
if present, hereby ratifying all that each such
attorney-in-fact of, for and on behalf of the
undersigned, shall lawfully do or cause to be
done by virtue of this Limited Power of Attorney.
      This Power of Attorney shall remain in full
force and effect until revoked by the
undersigned in a signed writing delivered to each
such attorney-in-fact.
      IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed
as of this 27th day of May, 2014.
	/s/ Dana F. Guzzo______________________
			DANA F. GUZZO


STATE OF NORTH CAROLINA)
		       )
COUNTY OF WAKE	       )


	On this 27th day of May, 2014, Dana F. Guzzo personally appeared before me, and acknowledged that she executed the foregoing instrument for the purposes therein contained.
      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


/s/ Robin Gracia Joyce_________________
Notary Public

My Commission Expires: 10-23-16_______